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EMPLOYMENT AGREEMENT

        This Agreement is made as of June 3, 2002, between VCampus Corporation, a corporation organized and existing under the laws of the State of Delaware ("VCampus") and Christopher Louis Nelson ("Nelson"), a citizen and resident of Fairfax County, Virginia.

        Whereas, VCampus desires to employ Nelson and Nelson desires to accept such employment on the terms and conditions hereinafter set forth; and

        Whereas, the parties hereby acknowledge that the goodwill, continued patronage, names, addressees and specific business requirements of VCampus' clients and customers, and the designs, procedures, systems, strategies, business methods and know-how of VCampus, having been acquired through VCampus' efforts and the expenditure of considerable time and money, are among the principal assets of VCampus; and

        Whereas the parties hereby acknowledge that as a result of the position(s) in which Nelson will be employed, Nelson will develop special skills and knowledge peculiar to VCampus; business, whereby he will become, through his employment with VCampus, acquainted with the identities of the clients and customers of VCampus, and will acquire access to the techniques of Campus in carrying on its business, as well as other confidential and proprietary information; and

        Whereas, the parties hereto acknowledge that the Covenants set forth in Section 8 of this Agreement are necessary for the reasonable and proper protection of VCampus' confidential and proprietary information (as defined herein), customer relationship and the goodwill of VCampus' business, and that such Covenants constitute a material portion of the consideration for Nelson's employment hereunder.

        Now, Therefore, in consideration of the premises and mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

  1.
  Term.    VCampus agrees to employ Nelson, and Nelson agrees to be employed, as Chief Financial Officer, for a term of twenty-four (24) months or two (2) years, commencing effective on May 31, 2002 and ending May 30, 2004 (the "Initial Term") unless such employment is sooner terminated as provided herein.

  2.
  Renewal Terms.    Unless either party provides written notice to the other of its/his intention not to renew the Agreement at least ninety (90) days prior to the expiration of the Initial Term (or then current renewal term hereof), this Agreement shall be automatically renewed for consecutive additional one (1) year Renewal terms, subject to the termination provisions set forth in Section 6 hereof.

  3.
  Compensation.

  a.
  Signing Bonus. As approved by the Board of Directors of VCampus and upon execution of this Agreement, VCampus agrees to sell to Nelson and Nelson agrees to purchase 100,000 shares of VCampus' common stock as of the date hereof at a price of $0.01 per share. These shares shall be purchased pursuant to the terms of the Restricted Stock Purchase Agreement in the form attached hereto as Exhibit A. Nelson will be individually responsible for any tax liability incurred by Nelson in relation to the Signing Bonus described in this subsection (a).

  b.
  Base Salary. In consideration of Nelson's services as Chief Financial Officer (or any other capacity in which Nelson may be employed by VCampus), VCampus shall pay Nelson a minimum annual base salary of two hundred thousand dollars ($200,000.00) per annum, payable in equal monthly installments in accordance with VCampus' normal payroll practices.

  c.
  Stock Options. As approved by the VCampus Board of Directors and upon execution of this Agreement, VCampus agrees to grant Nelson an option (intended to qualify as an incentive stock option to the extent permitted by applicable law) to purchase 375,000 shares of VCampus' common stock pursuant to an Incentive Stock Option Agreement in the form attached hereto as Exhibit D. 75,000 of the stock options will vest immediately upon execution of this agreement. The remaining 300,000 will vest immediately in the event of a "Change of Control" (as defined in subsection 6(c)(iv)) that results in a material reduction in responsibilities and authorities for Nelson or under the terms of Section 7 hereof. Otherwise, the remaining 300,000 options will vest in accordance with the four-year vesting schedule as outlined in Exhibit D.

    d.
    Performance Bonuses. During the two years of Nelson's employment, VCampus, based on the criteria described herein, shall pay Nelson a performance bonus of up to fifty percent (50%) of Nelson's annual base salary. One quarter (25%) of this bonus (or 12.5% of base salary) will be paid based on and subject to the achievement of subjective criteria in the sole estimation and opinion of VCampus. Seventy-five percent (75%) of this bonus (or 37.5% of base salary) will be paid based on whether or not Nelson achieves the Performance Objectives (as defined below). The "Performance Objectives" for Nelson's first year of employment are detailed in Exhibit B. The Performance bonuses will be calculated and paid at each annual anniversary of employment.

      After Nelson's first year of employment, Nelson and VCampus agree to negotiate in good faith to determine the Performance Objectives annually to be used as a basis for establishing Nelson's potential performance bonus.

  4.
  Employee benefits, Vacation.    During the term of this Agreement, Nelson shall be eligible to receive and/or participate in all employee benefits that are offered by VCampus to its executive employees, including, without limitation, major medical, dental, 401(k) Retirement Plan and long- and short-term disability insurance coverage for Nelson. During the initial term or any renewal terms hereof, Nelson shall be entitled to receive up to one hundred twenty (120) hours of paid vacation per calendar year, pro rated for any portion of a calendar year employed by VCampus.

  5.
  Reimbursement of Expenses.    Nelson is authorized to incur reasonable expenses in connection with the business of VCampus including expenses for travel and similar items. VCampus will reimburse Nelson for all such reasonable and management-approved expenses upon itemized account of expenditures.

  6.
  Termination.

  a.
  Termination without Cause. Either VCampus or Nelson may terminate this Agreement without cause with sixty days' written notice to the other party. Upon termination without cause by Nelson, Nelson shall receive accrued but unpaid base salary for days worked prior to termination. If terminated without cause by VCampus, Nelson will also receive accrued but unpaid pro rata performance bonus (as determined in the reasonable discretion of VCampus) for days worked prior to termination as well as the Severance Benefit described in Section 7.

  b.
  Termination for "Cause". VCampus may discharge Nelson immediately for "Cause", which shall be limited to:

  i.
  Nelson's gross negligence or willful misconduct that results in material harm to the financial condition, business, assets, or prospects of VCampus;

  ii.
  The conviction of, or the entering of a plea of no contest by Nelson for a felony or crime involving moral turpitude;

  iii.
  The Board of Directors determines that Nelson has engaged in theft, fraud, misappropriation or embezzlement in connection with his services for the Company; or

      iv.
      The Board of Directors determines that Nelson has repeatedly failed to carry out the reasonable directions of the Board of Directors of the Company, which failure cannot be cured or shall not have been cured within thirty (30) days after receipt by Nelson of written notice specifying in reasonable detail the failure to so carry out such directions.

      If Nelson is terminated for "Cause," pursuant to subsection 6(b)(i), 6(b)(iii) or 6(b)(iv), VCampus agrees to provide Nelson with written notice of the reasons for its decision to terminate his employment. Upon receipt of such notice from VCampus, Nelson's employment with VCampus shall be temporarily suspended for a period of thirty (30) days following Nelson's receipt of such written notice (the "Suspension Period") and nelson shall have thirty (30) days in which to respond to the Board of Directors. During the Suspension Period, Nelson shall continue to receive the compensation benefits set out in Section 3(b) hereof, but Nelson agrees that he shall not have any rights to vest or exercise the options granted by VCampus. If in the sole discretion of the Board of Directors, Nelson's response to he Board of Directors' written notice is satisfactory, Nelson shall be reinstated to his position and the options granted to Nelson by VCampus will vest as if Nelson's employment had never been suspended.

      In the alternative, if, in the sole discretion of the Board of Directors, Nelson's response to the Board of Directors' written notice is unsatisfactory for any reason whatsoever, then Nelson's employment hereunder will be terminated immediately. Provided, however, that within thirty (30) days after such termination Nelson may elect to commence an arbitration proceeding in Reston, Virginia to determine whether Cause for termination existed, solely for the purposes of determining whether Nelson may be entitled to the Severance Benefit provided in Section 7, but not for the purpose of reinstatement. Any such arbitration proceeding shall be conducted before a panel of arbitrators in accordance with the rules of the American Arbitration Association ("AAA") then in effect. The expenses of the parties to such arbitration shall be apportioned as determined by the arbitration panel.

    c.
    Termination for "Good Reason". Nelson may terminate this Agreement for "Good Reason" (as defined below) by giving VCampus written notice of the event constituting Good Reason. Such termination shall become effective thirty (30) days following delivery of notice thereof by Nelson to VCampus. If nelson terminates this Agreement for Good Reason, Nelson shall be entitled to receive the Severance Benefit described in Section 7.

      "Good Reason" shall exist if":

      i.
      In the event of a "Change of Control" (as defined in subsection 6(c)(iv)), Nelson shall have the option within a ninety (90) day period commencing three (3) months after the Change of Control to terminate his employment voluntarily, or

      ii.
      There is a material change in Nelson's duties, titles, authority or position with VCampus, excluding isolated or insubstantial action not take in bad faith and remedied by VCampus within thirty (30) days after receipt of notice thereof by Nelson; or

      iii.
      There is a failure by VCampus to comply with any material provision of this Agreement or the Responsibilities and Authority Memorandum attached as Exhibit C and such failure has continued for a period of thirty (30) days after notice of such failure has been given by Nelson to VCampus.

      iv.
      For purposes of this Agreement, "Change of Control" shall mean (1) any merger, exchange offer involving VCampus' stockholders, or sale of all or substantially all assets of VCampus, in each case only if the stockholders of VCampus immediately prior to such transaction own less than a majority of the voting shares of the entity surviving such transaction; and (2) a one-time change in the composition of a majority of the members of the VCampus Board of Directors.

    d.
    Termination due to Death or Disability. In the event of Nelson's death or "disability" (as defined below), this Agreement shall terminate immediately, and VCampus shall pay to Nelson's spouse or beneficiary (a) Nelson's accrued unpaid base salary, (b) a prorated bonus, if earned and approved by the Board, for the portion of the year during which Nelson was employed by VCampus. For purposes of this Agreement, "disability" shall mean the event of Nelson's physical or mental inability (as verified by a physician selected by VCampus) to perform his essential functions hereunder, with or without reasonable accommodation, for a period of at least sixty (60) consecutive days during the Agreement.

  7.
  Severance Benefit.    If this agreement is terminated (i) by VCampus under Section 6(a) hereof, or by Nelson under Section 6(c) hereof, then all options granted to Nelson pursuant to this Agreement that are then issued and outstanding shall immediately become fully vested and Nelson shall be entitled to receive, as his exclusive remedy for such termination, the severance benefit set forth in this Section 7 (the "Severance Benefit"). The Severance Benefit shall equal six (6) months of Nelson's base salary, less required withholdings. The Severance Benefit shall be payable to Nelson in equal monthly installments consistent with VCampus' standard payroll practices (the "Severance Period"), the first of such installments to be due within thirty (30) days after termination hereof. VCampus' obligation to pay the Severance Benefit described herein is conditioned upon Nelson's execution of a full Release of all claims that Nelson may have against VCampus in a form satisfactory to VCampus.

  8.
  Restrictive Covenants.    The following restrictions shall apply during Nelson's employment and for the indicated periods of time following termination or expiration of this Agreement.

  a.
  Non-solicitation of Customers.    During Nelson's employment with VCampus, and for the one (1) year period of time following termination or expiration of this Agreement for any reason whatsoever, Nelson agrees not to solicit business with any client or customer of VCampus (which did business with VCampus during Nelson's employment), whether or not VCampus is doing work for such client or customer as of the date of termination of Nelson's employment.

  b.
  Nonsolicitation of Employees.    During Nelson's employment with VCampus, and for the one (1) year period following termination or expiration of this Agreement for any reason whatsoever Nelson further agrees not to initiate contact with, solicit, entice, or attempt to entice in any form, fashion or manner any employee of VCampus for the purpose of inducing that employee to terminate his/her employment with VCampus.

  c.
  Non-disclosure.    During Nelson's employment and for a period of three (3) years after termination or expiration of this Agreement for any reason whatsoever, Nelson agrees not to disclose, or to knowingly allow any other employee to disclose, to any other person or business entity, or use for personal profit or gain, any confidential or proprietary information of VCampus, regardless of whether the same shall be or may have been originated, discovered or invented by Nelson or by Nelson in conjunction with others. For purposes of this Agreement, the term "confidential or proprietary information" shall include, without limitation: the names, addresses and telephone numbers of past, present and prospective clients or customers of VCampus, as well as products, designs, business plans, proposed business development, marketing strategies, customer requirements, contractual provisions, employee capabilities, proposed marketing initiatives, pricing methods, company earnings, computer software and reporting systems; and the procedures, systems and business methods of VCampus.

  9.
  Remedies for Breach.    Nelson hereby acknowledges and agrees that a violation of any of the covenants set forth in Section 8 (the "Covenants") would result in immediate and irreparable harm to VCampus, and that VCampus' remedies at law, including, without limitation, the award of money damages, would be inadequate relief to VCampus for any such violation. Therefore, any violation or threatened violation by Nelson of the Covenants shall give VCampus the right to enforce such Covenants through specific performance, temporary restraining order, preliminary or permanent injunction, and other equitable relief. Such remedies shall be cumulative and in addition to any other remedies VCampus may have, at law or in equity.

  10.
  Employee Representations.

  a.
  No Conflict. Nelson represents and warrants to VCampus that to his knowledge, neither the execution and delivery of this Agreement, nor the performance of his duties hereunder violates or will violate the provisions of any other agreement to which he is a party or by which he is bound. Nelson agrees to hold harmless and indemnify VCampus in the event that of any claims against VCampus arising out of such breach.

  b.
  Director and Officer Liability Insurance. Nelson represents and warrants to VCampus that: (i) he is unaware of any act or omission that would make him ineligible to be covered under VCampus' Directors' and Officers' Liability Insurance Policy; and (ii) he is unaware of any act or omission that would materially increase VCampus' premiums under its Directors' and Officers' Liability Insurance Policy.

  11.
  Return of VCampus Property; Assignment of Inventions.

  a.
  Return of Property.    Upon the termination of Nelson's employment with VCampus for any reason, Nelson shall leave with or return to VCampus all personal property belonging to VCampus ("VCampus Property") that is in Nelson's possession or control as of the date of such termination of employment, including, without limitation, all records, papers, drawings, notebooks, specifications, marketing materials, software, reports, proposals, equipment, or any other device, document or possession, however obtained, whether or not such VCampus Property contains confidential or proprietary information of VCampus as described in Section 11 (c) hereof.

  b.
  Assignment of Inventions.    If at any time or times during Nelson's employment, Nelson shall (either alone or with others) make, conceive, discover or reduce to practice any invention, modification, discovery, design, development, improvement, process, software program, work of authorship, documentation, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein (whether or not patentable or registrable under copyright or similar statutes or subject to analogous protection) (herein called "Developments") that (i) relates to the business of VCampus or any of the products or services being developed, manufactured or sold by VCampus or that may be used in relation therewith, (ii) results from tasks assigned him by VCampus or (iii) results from the use of premises or personal property (whether tangible or intangible) owned, leased or contracted for by VCampus, such Developments and the benefits thereof shall immediately become the sole and absolute property of VCampus and its assigns, and Nelson shall promptly disclose to VCampus (or any persons designated by it) each such Development and hereby assigns any rights Nelson may have or acquire in the Developments and benefits and/or rights resulting therefrom to VCampus and its assigns without further compensation and shall communicate, without cost or delay, and without publishing the same, all available information relating thereto (with all necessary plans and models) to VCampus.

  c.
  Cooperation.    Upon disclosure of each Development to VCampus, Nelson will, during his employment and at any time thereafter, at the request and expense of VCampus, sign, execute, make and do all such deeds, documents, acts and things as VCampus and its duly authorized agents may reasonably require:

  i.
  To apply for, obtain and vest in the name of VCampus alone (unless VCampus otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

      ii.
      To defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection.

    d.
    Power of Attorney.    In the event VCampus is unable, after reasonable effort, to secure Nelson's signature on any letters patent, copyright or other analogous protection relating to a Development, whether because of Nelson's physical or mental incapacity or for any other reason, Nelson hereby irrevocably designates and appoints VCampus and its duly authorized officers and agents as Nelson's agents and attorneys-in-fact, to act for and in behalf of Nelson and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Nelson.

  12.
  Survival.    The provisions of Sections 8, 9, 10, and 11 hereof shall survive the termination of this Agreement, regardless of the manner or cause of such termination.

  13.
  Effect of Agreement.    This Agreement sets forth the final and complete Agreement of the parties. It shall not be assigned by Nelson and may not be modified except by way of a writing executed by both parties. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their successors and assigns.

  14.
  Notices.    Any Notice, demand, or other communication required or permitted hereunder shall be deemed properly given when placed in writing and deposited in the United States Postal Service, by registered mail, postage prepaid, overnight mail or personal delivery, addressed as follows:

      If to Nelson:
      Christopher L. Nelson
      14705 Rabbit Run Court
      Centreville, Virginia 20120

      If to VCampus:
      VCampus Corporation
      1850 Centennial Park Drive, Suite 200
      Reston, Virginia 20191
      Attn: Chief Executive Officer

      With a copy to:
      Wyrick Robbins Yates & Ponton LLP
      Suite 300
      4101 Lake Boone Trail
      Raleigh, NC 27606
      Attn: Kevin A. Prakke

  15.
  Governing Law.    The provisions of this Agreement and any disputes arising hereunder shall be governed by and construed in accordance with the laws of the State of Virginia.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and their seals affixed hereto as of the day and year first above written.

Corporate Seal		VCampus Corporation
Attest:		By:
	Secretary	Name: Daniel Neal Title: Chief Executive Officer and President
(SEAL)
Christopher Louis Nelson

EXHIBIT A: RESTRICTED STOCK PURCHASE AGREEMENT

        This Restricted Stock Purchase Agreement (the "Agreement") is made and entered into as of June 3, 2002, by and between VCampus Corporation, a Delaware corporation (the "Company") and Christopher Louis Nelson (the "Purchaser").

        WHEREAS, Purchaser is an employee of the Company whose relationship with the Company is important for its growth; and

        WHEREAS, Purchaser desires to buy, and the Company desires to sell to Purchaser, shares of common stock of the Company pursuant to the following terms and conditions;

        NOW, THEREFORE, the parties agree as follows.

        1.    Sale of Stock.    The Company hereby agrees to sell to Purchaser and Purchaser hereby agrees to purchase an aggregate of 100,000 shares of common stock of the Company (the "Shares"), at a price of $.01 per share, for a total purchase price of $1,000.00. The term "Shares" refers to the purchased Shares and all securities received as stock dividends or splits, all securities received in replacement of the Shares in a recapitalization, merger, reorganization, exchange or the like, and all new, substituted or additional securities or other properties to which Purchaser is entitled by reason of Purchaser's ownership of the Shares.

        2.    Closing.

          (a)  The closing of the purchase and sale of the Shares under this Agreement (the "Closing") shall be held at the principal office of the Company simultaneously with the execution of this Agreement by the parties or on such other date as they agree.

          (b)  At the Closing, the Company will issue to Purchaser a certificate representing the Shares to be purchased by him against payment of the purchase price therefore by cash, check or cancellation of indebtedness of the Company owed to Purchaser, such certificate to be held by the Company in escrow as provided herein.

        3.    Limitations on Transfer.

        In addition to any other limitation on transfer created by applicable securities laws, Purchaser shall not transfer, assign, encumber or dispose of any interest in the Shares while the Shares are subject to the Company's repurchase option. Additionally, Purchaser shall not assign, encumber or dispose of any interest in such Shares before one year from the date hereof, and then only in compliance with applicable securities laws.

          (a)    Repurchase Option.

            (1)  In the event of any voluntary termination of Purchaser's status as an employee or consultant of the Company, or any involuntary termination with "Cause" (as defined below), the Company shall, upon the date of such termination (as reasonably fixed and determined by the Company), have an irrevocable, exclusive option for a period of 60 days from such date to repurchase, at the original purchase price per Share specified in Section 1, all or none of the Shares held by Purchaser as of such date that have not yet been released from the Company's repurchase option as of the date of such termination. The option shall be exercised by the Company by written notice to Purchaser or his executor and, at the Company's option, (i) by delivery to the Purchaser or his executor with such notice of a check in the amount of the purchase price for the Shares being purchased, or (ii) in the event the Purchaser is indebted to the Company, by cancellation by the Company of an amount of such indebtedness equal to the purchase price for the Shares being repurchased, or (iii) by a combination of (i) and (ii) so that the combined payment and cancellation of indebtedness equals such purchase price. Upon delivery of such notice and payment of the purchase price in any of the ways described above, the Company shall become the legal and beneficial owner of the Shares being repurchased and all rights and interest therein or related thereto, and the Company shall have the right to transfer to its own name the number of Shares being repurchased by the Company, without further action by Purchaser.

        For purposes of this Agreement the term "Cause" shall mean (w) that Purchaser has been guilty of gross negligence or willful misconduct that results in material harm to the financial condition, business, assets, or prospects of the Company; (x) the conviction of, or the entering of a plea of no contest by, Purchaser for a felony or crime involving moral turpitude; (y) any act involving theft, fraud, misappropriation or embezzlement in the performance of Purchaser's services for the Company; or (z) that Purchaser has failed to carry out reasonable directions of the Board of Directors of the Company, which failure cannot be cured or shall not have been cured within thirty (30) days after receipt by Purchaser of written notice specifying in reasonable detail the failure to so carry out such directions.

            (2)  All of the Shares purchased by Purchaser hereunder shall be subject to the Company's repurchase option as set forth above. All of the Shares held by Purchaser that are subject to the Company's repurchase option under this Section 3(a) and which have not been repurchased as provided thereunder shall be released from the repurchase option on September 3, 2002, provided that all the Shares then subject to the repurchase option shall be released from the repurchase option at such time as any shares of the Company's Common Stock held by Company insiders are hereafter registered for resale and actually sold in connection with a follow-on public offering by the Company.

          (b)    Assignment.    The right of the Company to purchase any part of the Shares may be assigned in whole or in part to any stockholder or stockholders of the Company or other persons or organizations.

          (c)    Restrictions Binding on Transferees.    All transferees of Shares or any interest therein will receive and hold such Shares or interest subject to the provisions of this Agreement, and shall agree in writing to take such Shares or interest therein subject to all the terms of this Agreement, including restrictions on further transfer and, insofar as applicable, the Company's option to repurchase under Section 3. Any sale or transfer of the Company's Shares shall be void unless the provisions of this Agreement are met.

        Upon expiration or exercise of the Company's repurchase option described in Section 3(a) above, a new certificate or certificates representing the Shares not repurchased shall be issued, on request, without the legend referred to in Section 5(b) herein and delivered to Purchaser.

        4.    Escrow.

          (a)  For purposes of facilitating the enforcement of the provisions of Section 3 above, Purchaser agrees, immediately upon receipt of the certificate(s) for the Shares, to deliver such certificate(s), together with two stock powers in the form attached to this Agreement as Exhibit A1 executed by Purchaser, in blank, to the Chief Executive Officer of the Company, or his designee, to hold such certificate(s) and stock powers in escrow and to take all such actions and to effectuate all such transfers and/or releases as are in accordance with the terms hereof. Purchaser hereby acknowledges that the Chief Executive Officer of the Company, or his designee, is so appointed as the escrow holder with the foregoing authorities as a material inducement to make this Agreement and that said appointment is coupled with an interest and is accordingly irrevocable.

          (b)  Purchaser agrees that said escrow holder shall not be liable to any party hereof (or to any other party) for any actions or omissions unless such escrow holder is grossly negligent relative thereto. The Company and Purchaser jointly and severally indemnify and hold the escrow holder harmless from any claim, action, loss, cost, expense or damage, except to the extent of the escrow holder's gross negligence, arising out of or relating to the escrow set forth herein, including without limitation, any of the foregoing arising out of claims or actions now or hereafter made or brought against it by any party hereto or by any third party (such indemnification to include all costs and expenses incurred by the escrow holder, including but not limited to court costs and reasonable attorneys' fees). The escrow holder may rely upon any letter, notice or other document executed by any signature purported to be genuine and may resign at any time. Purchaser agrees that if the Chief Executive Officer of the Company, or his designee, resigns as escrow holder for any or no reason, the Board of Directors of the Company shall have the power to appoint a successor to serve as escrow holder pursuant to the terms of this Agreement. The Chief Executive Officer and any escrow holder appointed under this Agreement shall be intended, third-party beneficiaries of this Agreement. The parties hereto acknowledge that the Company's legal counsel also may serve as escrow holder, and that such firm may continue to act as such counsel to the Company in the event of any dispute in connection with this Agreement or any transaction contemplated herein or affected hereby.

          (c)  The Shares shall be released from such escrow, and certificates representing such Shares shall be issued to Purchaser upon demand, at the end of the escrow period, to the extent not repurchased.

        5.    Legends on Certificates.

          (a)  Purchaser acknowledges that the certificates evidencing the Shares shall be endorsed with a legend, in addition to any legends required by any other agreement to which the Shares are subject, substantially as follows.

  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A RESTRICTED STOCK PURCHASE AGREEMENT AND TO THE RESTRICTIONS CONTAINED THEREIN, INCLUDING RESTRICTIONS UPON TRANSFER. A COPY OF THE AGREEMENT WILL BE FURNISHED TO ANY INTERESTED PARTY UPON WRITTEN REQUEST, WITHOUT CHARGE."

          (b)  Purchaser understands and agrees that neither the Company nor any agent of the Company shall be under any obligation to recognize and transfer any of the Shares if, in the opinion of counsel for the Company, such transfer would result in violation by the Company of any federal or state law with respect to the offering, issuance or sale of securities.

        6.    No Employment Rights.    Nothing in this Agreement shall affect in any manner whatsoever any existing right or power of the Company, or a parent or subsidiary of the Company, to terminate Purchaser's status as an employee or consultant.

        7.    Tax Consequences.

          (a)  Purchaser has reviewed with Purchaser's own tax advisors the federal, state, local and foreign (if applicable) tax consequences of this investment and the transactions contemplated by this Agreement. Purchaser is relying solely on such advisors and not on any statements or representations of the Company or any of its agents. Purchaser (and not the Company) shall be responsible for Purchaser's own tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement. Purchaser understands that Section 83 of the Internal Revenue Code of 1986, as amended (the "Code"), taxes as ordinary income the difference between the amount paid for the Shares and the fair market value of the Shares as of the date any restrictions on the Shares lapse. In this context, "restriction" means the right of the Company to buy back the Shares pursuant to the repurchase option set forth in Section 3(a) of this Agreement. Purchaser understands that it may elect to be taxed at the time the Shares are purchased rather than when and as the repurchase option expires by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days from the date of purchase. Even if the fair market value of the Shares at the time of the execution of this Agreement equals the amount paid for the Shares, the election must be made to avoid tax treatment under Section 83(a) in the future. The form for making Purchaser's election is attached to this Agreement. Purchaser understands that his failure to file such an election in a timely manner may result in adverse tax consequences for Purchaser. Purchaser further understands that an additional copy of such election form should be filed with his federal income tax return for the calendar year in which the date of this Agreement falls.

          (b)  PURCHASER ACKNOWLEDGES THAT IT IS PURCHASER'S SOLE RESPONSIBILITY AND NOT THE COMPANY'S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b), EVEN IF PURCHASER REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON PURCHASER'S BEHALF.

          (c)  If Purchaser makes any tax election relating to the treatment of the Shares under the Code, at the time of such election Purchaser shall promptly notify the Company of such election.

        8.    General Provisions.

          (a)  This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Virginia. This Agreement represents the entire agreement between the parties with respect to the subject matter hereof and may be modified or amended only in a writing signed by all parties hereto.

          (b)  Any notice, demand or request required or permitted to be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. mail, first class, certified or registered, return receipt requested, with postage prepaid, and addressed to the parties at the addresses of the parties set forth at the end of this Agreement or such other address as a party may designate by notifying the other in writing.

          (c)  The rights and obligations of the Company and Purchaser hereunder shall be binding upon, inure to the benefit of and be enforceable against their respective successors and assigns, legal representatives and heirs. The rights of Purchaser hereunder may be assigned only with the prior written consent of the Company.

          (d)  Either party's failure to enforce any provision or provisions of this Agreement, except for any failure by the Company to exercise its repurchase option within the time period specified in Section 3(a), shall not in any way be construed as a waiver of any such provision or provisions, nor prevent the party thereafter from enforcing each and every other provision of this Agreement. The rights granted the parties herein are cumulative and shall not constitute a waiver of any party's right to assert all other legal remedies available to it under the circumstances.

          (e)  The Company and Purchaser agree, upon request, to execute any further documents or instruments necessary or desirable to carry out the purposes or intent of this Agreement.

        IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first set forth above.

VCAMPUS CORPORATION
By:

Name:

Title:

PURCHASER:
By:
Christopher Louis Nelson
Address:

EXHIBIT A1

IRREVOCABLE STOCK POWER

        For value received, and pursuant to that certain Restricted Stock Purchase Agreement between the undersigned ("Purchaser") and VCampus Corporation, dated                        , 2002 (the "Agreement"), Purchaser hereby sells, assigns and transfers unto                        One Hundred Thousand (100,000) shares of the common stock of VCampus Corporation standing in Purchaser's name on the books of said corporation represented by Certificate No.    herewith and does hereby irrevocably constitute and appoint                        to transfer said stock on the books of the within-named corporation with full power of substitution in the premises. THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND THE EXHIBITS THERETO.

Dated:

[SEAL]

[SEAL]
(Signature(s))*

Instruction: Please do not fill in any blanks other than to sign the signature line. The purpose of this assignment is to enable the Company to exercise its repurchase option set forth in the Agreement without requiring additional signatures on the part of Purchaser.

*
THE SIGNATURE(S) ON THIS STOCK POWER MUST CORRESPOND WITH THE NAME(S) ON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION, TRUSTEES, OFFICERS AND OTHER FIDUCIARIES OR AGENTS SHOULD INDICATE THEIR TITLES OR CAPACITIES.

ELECTION UNDER SECTION 83(b)
OF THE INTERNAL REVENUE CODE OF 1986

(To Be Filed No Later Than 30 Days Following the Property Transfer Date with the Internal Revenue Service Office With Which the Person Rendering Services Files His or Her Income Tax Return)

        The undersigned taxpayer hereby elects, pursuant to the above-referenced Federal Tax Code, to include in taxpayer's gross income for the current taxable year, the amount of any compensation taxable to taxpayer in connection with his receipt of the property described below:

        1.    The name, address, taxpayer identification number and taxable year of the undersigned are as follows:

NAME OF TAXPAYER:	Christopher Louis Nelson	SPOUSE:

ADDRESS:

ID NO. OF TAXPAYER:		SPOUSE:

TAXABLE YEAR:	2002

        2.    The property with respect to which the election is made is described as follows: 100,000 shares (the "Shares") of the common stock of VCampus Corporation (the "Company").

        3.    The date on which the property was transferred is:                            , 2002.

        4.    The property is subject to the following restrictions: The Shares may be repurchased at the original purchase price by the Company, or its assignee, in certain cases upon termination of taxpayer's employment prior to September 3, 2002.

        5.    The fair market value at the time of transfer, determined without regard to any restriction other than a restriction that by its terms will never lapse, of such property is: $                        .

        6.    The amount paid for such property was: $1,000.00.

        The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The transferee of such property is the person performing the services in connection with the transfer of said property.

The undersigned understands that the foregoing election may not be revoked except with the consent of the Commissioner.

Dated:	, 2002
Taxpayer
The undersigned spouse of taxpayer joins in this election.
Dated:	, 2002
Spouse of Taxpayer

EXHIBIT B: PERFORMANCE OBJECTIVES

        This Exhibit B includes the calculations for the performance bonus due Nelson after one year of employment in accordance with Section 3 (b) of the Agreement.

        Subjective Bonus: $25,000 Total Opportunity.

        A bonus from $0 to $25,000 will be paid based on overall executive management and leadership of the Finance, CS&T, and content departments. Special consideration will be given to the following assignments:

  1.
  Create a financial plan for the company that anticipates capital needs (for both working and investment purposes) over the next 18 months and provides means to develop new sources of potential investors.

  2.
  Locate new sources of financing to support future acquisition and consolidation plans of the company.

  3.
  Assist the CEO in selling the Board of Directors on the current Business Plan (now in draft form) as a viable and rational plan for the company to execute on over the next 18 months.

  4.
  Maintain complete integrity of the books of the company.

  5.
  Establish and maintain streamlined pricing and contracting functions that enable Sales to obtain off-schedule prices for standard services and non-standard contract language within 1 business day or less on average.

  6.
  Minimize liabilities and financial exposure stemming from historical poorly conceived and executed business agreements.

  7.
  System performance—Ensure current fast page-load rate.

  8.
  Security—Maintain complete integrity of internal and client-facing networks and applications.

  9.
  Lead development and execution of a technology deployment plan for supporting both existing and new clients and anticipated growth in course enrollments and usage.

        Objective Bonus: $75,000 Total Opportunity.

        A bonus from $0 to $75,000 will be paid based on reaching the following goals:

  1.
  Get at least one financial analyst to initiate coverage on VCMP by June 1, 2003—$10,000.

  2.
  Double average daily trading volume by June 1, 2003. This objective will be met if either of the following conditions occurs: Average daily volume in May 2003 OR the trailing 60 day volume on June 1, 2003 equals or exceeds 57,906 shares.—$10,000.

  3.
  Hold a Road Show in at least 6 cities by September 30, 2002 that includes presentations to at least 60 potential investors (including institutions, funds, high net worth individuals).—$5,000 for holding six road shows regardless of the number of potential investors and $5,000 if presented to at least 60 potential investors regardless of the number of road shows ($10,000 total potential bonus). For purposes of this bonus one retail stockbroker attending will be considered equivalent to one potential investor.

  4.
  Hold a Road Show in at least 4 cities between October 1, 2002 and May 31, 2003 that includes presentations to at least 40 potential investors (including institutions, funds, high net worth individuals).—$5,000 for holding four road shows regardless of the number of potential investors and $5,000 if presented to at least 40 potential investors regardless of the number of road shows ($10,000 total potential bonus). For purposes of this bonus one retail stockbroker attending will be considered equivalent to one potential investor.

  5.
  Hold substantive discussions with new investors and/or funds (more than "road show" audiences). $2,000 per qualifying investor/fund for the first five funds only. An additional $5,000 for the first two qualifying funds to visit VCampus in Reston and/or the data center at Exodus. Maximum of $15,000 to be paid for this bonus item.

  6.
  Revise company budget process to involve department heads and reformulate by July 31, 2002 to incorporate new assumptions and actual performance in 1Q, 2Q 2002—$5,000. Complete 2003 draft budget by 1 Nov for Board review in November—$5,000.

        The bonus plan will also include performance metrics related to the technology, customer service and operations functions. These performance metrics and their associated performance bonus will be definitively agreed to by VCampus and Nelson within 90 days of the date of this Agreement. The following four metrics are intended to serve as examples of the types of metrics that will be included. These are not to be considered the final metrics without further agreement by the parties.

  7.
  Reliability—Measure and maintain a minimum of 99.5% uptime (no more than 3.72 hours per month of unscheduled downtime of core system).—$1,000 per month objective is met. An additional $5,000 the first time the objective is met for six consecutive months.

  8.
  Mean Time to Respond—For all P1 trouble tickets, achieve an MTTRespond of 60 minutes or less.—$1,000 per month objective is met. An additional $5,000 the first time the objective is met for six consecutive months.

  9.
  Mean Time to Resolve—For all P1 trouble tickets, achieve an MTTResolve of 6 hours or less.—$1,000 per month objective is met. An additional $5,000 the first time the objective is met for six consecutive months.

  10.
  Customer Service Satisfaction—Survey campus administrators and achieve a minimum score of 8.5 out of 10 (10 being the best) on a set of salient measures of customer satisfaction.—$1,000 per month objective is met. An additional $5,000 the first time the objective is met for six consecutive months.

        Note: All share quantities are subject to adjustment to reflect equivalent share quantities as of June 1, 2002.

EXHIBIT C: RESPONSIBILITIES AND AUTHORITY MEMORANDUM

EXHIBIT D:
VCAMPUS CORPORATION INCENTIVE STOCK OPTION AGREEMENT

        THIS INCENTIVE STOCK OPTION AGREEMENT ("Agreement") is made and entered into effective this 10 day of June, 2002, by and between VCampus Corporation, a Delaware corporation (the "Company"), and Christopher Louis Nelson ("Optionee").

        1.    Plan.    The Company and Optionee both acknowledge receipt of a copy of the Company's 1996 Stock Plan (the "Plan") and agree to be bound by the terms and conditions thereof, and the Plan is hereby incorporated by reference as if set forth herein in its entirety. Capitalized terms not otherwise defined herein shall have the meanings specified in the Plan.

        2.    Grant of Option.    Subject to the terms and conditions hereof, the Company hereby grants to Optionee an option to purchase 375,000 (three hundred seventy-five thousand) shares (the "Shares") of the Company's Common Stock at a price of $0.39 per share (which price shall be no less than 100% of the Fair Market Value per share on the date of grant as defined under the Plan) in the manner and subject to the conditions hereinafter provided. This option is not transferable by Optionee otherwise than by will or the laws of descent and distribution, and is exercisable during Optionee's lifetime only by Optionee. This option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        3.    Method of Exercise.    This option may be exercised only by delivery of a written notice directed to the Chief Financial Officer of the Company in the form of Exhibit D1 attached hereto and made a part hereof, at the Company's principal place of business, accompanied by payment of the option price for the Shares. Upon receipt thereof, the Company shall promptly issue or caused to be issued a stock certificate for the Shares and deliver it to Optionee. If any law or regulation requires the Company to take any action with respect to the Shares before the issuance thereof, then the date of delivery for such shares shall be extended for the period necessary to take such action.

        4.    Vesting of Option.    The exercise of the option granted herein shall be subject to the vesting schedule set forth on Exhibit B attached hereto and made a part hereof.

        5.    Termination of Option.    Subject to Sections 8, 9, and 10 below, the option shall terminate 10 years from the date of grant of this option.

        6.    Rights as a Stockholder.    Optionee shall have no rights as a stockholder with respect to any shares covered by this Agreement until the date of the issuance of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends, other distributions or other rights for which the record date is prior to the date of such issuance.

        7.    Optionee's Representations.    In the event that the Shares purchasable pursuant to the exercise of this option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this option is exercised, Optionee shall, concurrently with the exercise of all or any portion of this option, execute and deliver to the Company his or her Investment Representation Statement in the form attached hereto as Exhibit D3.

        8.    Termination of Status as an Employee.    In the event of termination of Optionee's continuous status as an employee, he or she may, but only within ninety (90) days after the date of such termination (but in no event later than the date of expiration of the term of this option as set forth in Section 5), exercise this option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent not exercisable at the date of such termination, and to the extent not so exercised within the time specified herein, the option shall terminate. Notwithstanding the foregoing, in the event Optionee's continuous status is terminated by the Company on the grounds of Optionee's act of theft or fraud involving the Company or Optionee's conviction of a felony, the option shall expire immediately upon such termination and shall not thereafter be exercisable.

        9.    Disability of Optionee.    Notwithstanding the provisions of Section 8 above, in the event of the termination of Optionee's continuous status as an employee as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), he or she may, but only within six (6) months after the date of such termination (but in no event later than the date of expiration of the term of this option as set forth in Section 5), exercise this option to the extent that he or she was entitled to exercise it at the date of such termination. To the extent not exercisable at the date of such termination, and to the extent not so exercised within the time specified herein, the option shall terminate.

        10.    Death of Optionee.    In the event of the death of Optionee (i) during the period of Optionee's continuous status as an employee or (ii) within thirty (30) days after termination of such status, Optionee's estate or other person who acquired the right to exercise the option by bequest or inheritance may, but only within six (6) months following the date of such death (but in no event later than the date of expiration of the term of this option as set forth in Section 5), exercise this option to the extent that Optionee was entitled to exercise it at the date of death. To the extent not exercisable at the date of death, and to the extent not so exercised within the time specified herein, the option shall terminate.

        11.    No Right to Continuing Employment.    OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO SECTION 4 HEREOF IS EARNED ONLY BY CONTINUING EMPLOYMENT AT THE WILL OF THE COMPANY (NOT BY VIRTUE OF OPTIONEE BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS AGREEMENT, NOR IN THE PLAN, SHALL CONFER UPON OPTIONEE ANY RIGHT TO CONTINUATION OF EMPLOYMENT BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH OPTIONEE'S OR THE COMPANY'S RIGHT TO TERMINATE HIS OR HER EMPLOYMENT AT ANY TIME, WITH OR WITHOUT CAUSE.

        12.    Binding Effect.    This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and each and all of their respective heirs, legal and personal representatives, successors and assigns.

        IN WITNESS WHEREOF, the parties hereto have caused this Incentive Stock Option Agreement to be executed effective as of the day and year first above written.

VCAMPUS CORPORATION
By:

Title:

[SEAL]
Optionee, Christopher Louis Nelson

EXHIBIT D1

VCampus Corporation
1850 Centennial Park Drive, Suite 200
Reston, Virginia 20191-1517

Attn: Chief Financial Officer

        Re:    EXERCISE OF INCENTIVE STOCK OPTION

Ladies and Gentlemen:

        I,                        , hereby exercise my incentive stock option granted under the 1996 Stock Plan (the "Plan") of UOL Publishing, Inc. (the "Company") by way of that certain Incentive Stock Option Agreement dated                        ,             , subject to all the terms, provisions and conditions thereof, and notify you of my desire to purchase            shares of Common Stock that have been offered to me pursuant to the Plan and Incentive Stock Option Agreement.

        I wish to pay for the shares either (check one):

(a	)	by delivery of a check payable to the Company in the sum of $ in full payment for such shares, plus either all taxes required to be withheld by the Company under state, federal or local law as a result of such exercise or such documentation as is satisfactory to the Company so as to exempt it from any withholding requirement;
(b	)
by surrender of the option pursuant to Section 8 of the Plan in exchange for shares of Common Stock of the Company with a fair market value equal to the difference between (i) the aggregate fair market value of the shares subject to the option and (ii) the sum of the aggregate exercise price of the option and the total estimated federal and state income tax liability arising from the exercise of the option or;
(c	)
by delivery of a check payable to the Company in the sum of $ in partial payment for the shares, with the remaining purchase price to be paid by surrender of the option as described in Section (b) above.

        This exercise notice is delivered this            day of                        (month)            (year).

Very truly yours,
(SEAL)
(Signature)
Optionee's Mailing Address:

Optionee's Social Security Number:

EXHIBIT D2

VESTING SCHEDULE

        Subject to continued employment, the shares subject to the attached agreement shall be subject to vesting schedule whereby the shares subject to the attached agreement shall be exercisable as follows:

  •
  75,000 vest immediately upon signing of the Employment Agreement

  •
  The remaining 300,000 options vest as follows: 25% of each remaining option shall vest after one year from the date of grant with the remainder of each option thereafter vesting pro rata on a quarterly basis for 12 quarters.

To the extent that the application of a specified percentage results in a fractional number of shares, the number of shares then issuable will be rounded down to the next whole number of shares.

EXHIBIT D3

INVESTMENT REPRESENTATION STATEMENT

Purchaser:	Christopher Louis Nelson ("Purchaser")
Issuer:	VCampus Corporation (the "Company")
Security:	Common Stock

No. of Shares:

        In connection with the purchase of the above securities, the Purchaser represents to the Company as follows.

        1.    Purchaser is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Purchaser is purchasing the securities for investment for Purchaser's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

        2.    Purchaser understands that the securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Purchaser's investment intent as expressed herein.

        3.    Purchaser further understands that the securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is available. Moreover, Purchaser understands that the Company is under no obligation to register the securities. In addition, Purchaser understands that the certificate evidencing the securities will be imprinted with a legend that prohibits the transfer of the securities unless they are registered or such registration is not required in the opinion of counsel for the Company.

        4.    Purchaser is familiar with the provisions of Rules 144, 144(k) and 701, promulgated under the Securities Act, that permit limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer) in a nonpublic offering, subject to the satisfaction of certain conditions.

        In the event the Company is or becomes subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the securities exempt under Rule 701 may be resold by the Purchaser ninety (90) days thereafter, subject to the satisfaction of certain of the conditions specified by Rule 144, including: (a) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act); and (b) in the case of an affiliate, the availability of certain public information about the Company, and the amount of securities being sold during any three-month period not exceeding the limitations specified in Rule 144(e), if applicable.

        If the purchase of the securities does not qualify under Rule 701 at the time of purchase, then the securities may be resold by the Purchaser in certain limited circumstances subject to the provisions of Rule 144, which require: (a) the availability of certain public information about the Company; (b) the resale occurring not less than two years after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities to be sold; and (3) in the case of an affiliate, or of a nonaffiliate who has held the securities less than three years, the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as that term is defined under the Exchange Act) and the amount of securities being sold during any three-month period not exceeding the specified limitations.

        If all of the requirements of Rule 144 are not satisfied, Purchaser may be able to sell the securities without registration pursuant to the exemption contained in Rule 144(k), provided that the resale occurs not less than three years after the party has purchased, and made full payment (within the meaning of Rule 144) for, the securities.

        5.    Purchaser further understands that at the time he or she wishes to sell the securities there may be no public market upon which to make such a sale, and that, even if such a public market then exists, the Company may not be satisfying the current public information requirements of Rules 144 or 701, and that, in such event, Purchaser would be precluded from selling the securities under Rules 144 or 701 even if the two-year minimum holding period had been satisfied; however, Purchaser may be able to sell the securities pursuant to the exemptions contained in Rule 144(k) if the three-year holding period has been satisfied.

        6.    Purchaser further understands that in the event all of the applicable requirements of Rules 144, 144(k) or 701 are not satisfied, registration under the Securities Act or some registration exemption will be required; and that, notwithstanding the fact that Rules 144, 144(k) and 701 are not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144, 144(k) or 701 will have a substantial burden or proof in establishing than an exemption from registration is available for such offers or sales, and that such persons and their brokers who participate in such transactions do so at their own risk.

(Seal)
Optionee

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EMPLOYMENT AGREEMENT
EXHIBIT A: RESTRICTED STOCK PURCHASE AGREEMENT
EXHIBIT A1 IRREVOCABLE STOCK POWER
EXHIBIT B: PERFORMANCE OBJECTIVES
EXHIBIT C: RESPONSIBILITIES AND AUTHORITY MEMORANDUM